Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Rosetta Resources Inc. (“the Company”) on Form 10-Q for the period ended September 30, 2010 (“Form 10-Q”), each of the undersigned officers of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that  to the best of such officer’s knowledge: (i) the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2010	By: /s/ Randy L. Limbacher
Randy L. Limbacher
Chairman, Chief Executive Officer and President

By: /s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President, Chief Financial Officer and Treasurer